Exhibit 99.1

Cerence AI Names Tony Rodriquez as Chief Financial Officer

BURLINGTON, Mass., December 3, 2024 – Cerence Inc. (NASDAQ: CRNC) (“Cerence AI”), a global industry leader in AI for transportation, today announced that it has appointed Antonio (“Tony”) Rodriquez as its Chief Financial Officer (CFO), effective November 29, 2024. As Cerence AI’s CFO, Mr. Rodriquez will be focused on accelerating growth, improving operating results, and driving sustainable, long-term value, leading the Company’s finance organization, including accounting, tax, FP&A, treasury, facilities, and procurement.

Mr. Rodriquez previously served as a partner of CSuite Financial Partners, a financial executive services firm, during which he served as Chief Financial Officer of The Bouqs Company from 2019 to 2023 and as interim Chief Financial Officer of Cerence AI from June 2024 until becoming an employee of Cerence AI on November 29, 2024.

“Tony has been a strong partner and contributor to the Cerence AI leadership team since joining as interim CFO in June, so he brings a deep understanding of our business to his new, permanent role,” said Brian Krzanich, CEO, Cerence AI. “Tony has a proven track record as an accomplished finance executive with experience across a broad range of industries, and I and the Cerence AI leadership team look forward to his continued contributions to our organization.”

“I am honored to join Cerence AI permanently at this exciting time for the company,” said Tony Rodriquez. “I’ve had such a positive experience thus far with the finance organization and the global team at large; I am looking forward to digging in even further and supporting the team as we focus on the next phase of growth for Cerence AI.”

Mr. Rodriquez has more than 25 years of experience as a financial leader managing all aspects of finance and accounting for both public and private global companies, including in the eCommerce, SaaS, advertising media and consumer marketing industries. Prior to joining CSuite Financial Partners, he served as Chief Financial Officer of TouchCommerce Inc. from 2010 to 2018. He began his career at KPMG LLP, where he serviced international public and private companies in the manufacturing, retail, distribution, and technology sectors as an assurance senior manager. Mr. Rodriquez holds a B.S. in business and accounting from California State University, Northridge.

To learn more about Cerence AI, visit www.cerence.ai, and follow the company on LinkedIn.

Forward Looking Statements

Statements in this press release regarding: Cerence’s future performance, results and financial condition; expected growth and profitability; outlook; transformation plans and cost efficiency initiatives, including the estimated net annualized cost savings; strategy; opportunities; business, industry and market trends; strategy regarding fixed contracts and its impact on financial results; backlog; revenue visibility; revenue timing and mix; demand for Cerence products; innovation and new product offerings, including AI technology; expected benefits of technology partnerships; and management’s future expectations, estimates, assumptions, beliefs, goals, objectives, targets, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “goal,” “anticipates,” “projects,” “forecasts,” “expects,” “intends,” “continues,” “will,” “may,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any

Contact Information

Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com

future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain and semiconductor shortage, or the global economy more generally; automotive production delays; changes in customer forecasts; the impacts of the COVID-19 pandemic on our and our customers’ businesses; the ongoing conflicts in Ukraine and the Middle East; our inability to control and successfully manage our expenses and cash position; our inability to deliver improved financial results from process optimization efforts and cost reduction actions; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs); the inability to expand into adjacent markets; the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel, including the transition to our new Chief Executive Officer; cybersecurity and data privacy incidents; fluctuating currency rates and interest rates; inflation; restrictions on our current and future operations under the terms of our debt, the use of cash to service our debt; and our inability to generate sufficient cash from our operations; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

About Cerence Inc.

Cerence Inc. (NASDAQ: CRNC) is a global industry leader in creating intuitive, seamless, AI-powered experiences across automotive and transportation. Leveraging decades of innovation and expertise in voice, generative AI, and large language models, Cerence powers integrated experiences that create safer, more connected, and more enjoyable journeys for drivers and passengers alike. With more than 500 million cars shipped with Cerence technology, the company partners with leading automakers, transportation OEMs, and technology companies to advance the next generation of user experiences. Cerence is headquartered in Burlington, Massachusetts, with operations globally and a worldwide team dedicated to pushing the boundaries of AI innovation. For more information, visit www.cerence.ai.

Contact Information

Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com